Exhibit 10.1
AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of November 17, 2018 by and among Big Rock Partners Sponsor, LLC (the “Seller”), BRAC Lending Group LLC (the “Investor”) and Big Rock Partners Acquisition Corp., a Delaware company (the “Company”).

RECITALS

The Company was formed on September 18, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Seller owns an aggregate of (i) 272,500 units (“Private Units”), each Private Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, one right to receive one-tenth (1/10) of one share of Common Stock upon consummation of a Business Combination (the “Rights”) and one warrant to purchase one-half (1/2) of one share of Common Stock for $11.50 per full share (the “Warrants”) and (ii) 1,725,000 shares of Common Stock (the “Insider Shares”).

The Investor has introduced the Company to a potential target business with which the Company may consummate a Business Combination (the “Introduced Target”) and is interested in assisting the Company with completing such Business Combination, including paying for certain expenses in connection therewith.

The Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to enter into this Agreement.

In consideration of the foregoing, pursuant to this Agreement, the Seller will transfer, for an aggregate purchase price of $1.00, 1,500,000 Insider Shares to the Investor.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in the 1933 Act and the rules and regulations promulgated thereunder.

“Alternative Target” has the meaning set forth in Section 7.4.

“Business Combination” has the meaning set forth in the Preamble.

“Business Combination Expenses” has the meaning set forth in Section 7.3.

“Business Day” means any day other than a Saturday, Sunday or legal or bank holiday in the City of New York, State of New York. If any time period set forth in this Agreement expires on other than a Business Day, such period shall be extended to and through the next succeeding Business Day.

“Common Stock” has the meaning set forth in the Preamble.

“Company SEC Documents” means all documents, as such documents may have been amended (and, if amended, only the most recent form of such document shall be deemed to be one of the “Company SEC Documents”), filed by the Company with the SEC under either the 1933 Act or the 1934 Act since the Company’s formation.

“Extensions” has the meaning set forth in Section 7.2.

“Indemnified Damages” has the meaning set forth in Section 6.1.

“Insider Shares” has the meaning set forth in the Preamble.

“Introduced Target” has the meaning set forth in the Preamble.

“Investor” has the meaning set forth in the Preamble.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset, other than (i) Liens created by the Investor, (ii) restrictions on transfer pursuant to securities laws or the Stock Escrow Agreement and (iii) liens created by the Company’s Amended and Restated Certificate of Incorporation. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Non-Business Combination Expenses” has the meaning set forth in Section 7.5.

“Note” has the meaning set forth in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Private Units” has the meaning set forth in the Preamble.

“Prospectus” means the Company’s final prospectus, dated November 20, 2017, filed with the SEC in connection with its initial public offering.

“Rights” has the meaning set forth in the Preamble.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning set forth in the Preamble.

“Stock Escrow Agent” means Continental Stock Transfer & Trust Company.

“Stock Escrow Agreement” means that certain Stock Escrow Agreement dated as of November 20, 2017 by and among the Seller, the Company and the Stock Escrow Agent.

“Trust Account” means the account into which certain proceeds from the Company’s initial public offering of securities and sale of the Private Units were deposited.

“Trust Agreement” means that certain Investment Management Trust Agreement dated as of November 20, 2017 by and among the Company and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company.

“Warrants” has the meaning set forth in the Preamble

Any reference in this Agreement to (i) a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder and (ii) the word “including” shall mean “including, without limitation.”

ARTICLE 2

TRANSFER OF INSIDER SHARES

2.1 Transfer of Insider Shares. Seller is as of the date hereof transferring 1,500,000 Insider Shares to the Investor, which Insider Shares shall continue to be held in escrow pursuant to the Stock Escrow Agreement, for an aggregate purchase price of $1.00. Seller has delivered a duly executed stock power or instrument of transfer and a notice to the Stock Escrow Agent evidencing the agreement of the Seller set forth herein.

ARTICLE 3

DELIVERIES

3.1 Deliveries by Sellers, Investors and Company. The Seller, the Investor or the Company, as the case may be, shall deliver on the date hereof:

3.1.1 A letter agreement executed by the Seller addressed to the Stock Escrow Agent, in the form attached hereto as Exhibit A, with respect to the transfer of the Insider Shares, along with an appropriate stock power or instruments of transfer to effectuate same;

3.1.2 An Insider letter, in the form attached hereto as Exhibit B, for the Investor (which shall include an acknowledgement by the Investor to become a party to the Stock Escrow Agreement with respect to the Insider Shares);

3.1.3 A Registration Rights Assignment Agreement Letter, in the form attached hereto as Exhibit C, with respect to the assignment of Seller’s registration rights with respect to the Insider Shares being transferred hereunder;

3.1.4 A certificate, executed by an authorized officer of the Company, indicating that to such authorized officer’s knowledge, all finder and advisory agreements, except for the Business Combination Marketing Agreement, dated November 20, 2017, between the Company and EarlyBirdCapital, Inc., and the Finder’s Agreement, dated April 17, 2018, between the Company and EarlyBirdCapital, Inc., have been terminated and are of no further force and effect; and

3.1.5 Such other certificates, instruments and documents, if any, as may be necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

4.1 The Seller makes the representations and warranties contained in this Section 4.1 to the Investor, intending that the Investor relies on each of such representations and warranties in order to induce the Investor to enter into and complete the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, the Seller shall not be deemed to make any other representation or warranty, other than as expressly made by the Seller in this Section 4.1.

4.1.1 Authorization of Seller. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby are within the Seller’s powers and have been duly authorized by all necessary action on the part of the Seller. This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

4.1.2 Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller, requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

4.1.3 Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller, do not and will not (i) contravene, conflict with, or result in a violation or breach of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller, (ii) contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which the Seller is a party, (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Seller is entitled under any provision of any agreement or other instrument binding upon the Seller or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Seller, or (iv) result in the creation or imposition of any Lien on the Insider Shares.

4.1.4 Title to Shares. Subject to the terms and provisions of the Stock Escrow Agreement, the Seller has good and valid legal title to, and beneficial ownership of, the Insider Shares owned by it and full legal right and power to transfer and deliver the Insider Shares owned by it to the Investor in the manner provided in this Agreement. Upon the transfer of the Insider Shares, the Investor will receive good and valid legal title to, and full beneficial ownership of, the Insider Shares owned by the Seller being transferred hereunder, free and clear of all Liens, subject to the terms and provisions of the Stock Escrow Agreement.

4.1.5 Litigation. There is no litigation or other administrative or judicial proceedings pending or, to the Seller’s knowledge, threatened that would reasonably be expected to endanger the Seller’s right to transfer the Insider Shares owned by it to the Investor. There are no judgments against the Seller that would be reasonably be expected to endanger the Seller’s right to transfer the Insider Shares owned by it to the Investor in accordance with the terms of this Agreement.

4.1.6 Liabilities of the Company. The Seller agrees to be responsible for any and all liabilities of the Company as of the date of this Agreement, except for liabilities associated with the possible redemption of shares by the Company’s shareholders, as described in the Company’s Amended and Restated Certificate of Incorporation.

4.2 The Company makes the representations and warranties contained in this Section 4.2 to the Investor, intending that the Investor rely on each of such representations and warranties in order to induce the Investor to enter into and complete the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary herein, the Company shall not be deemed to make any other representation or warranty, other than as expressly made by the Company in this Section 4.2.

4.2.1 Company Authorization. This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Company.

4.2.2 Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

4.2.3 Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

4.2.4 Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company, do not and will not (i) contravene, conflict with, or result in a violation or breach of any provision of the Company’s Amended and Restated Certificate of Incorporation or Bylaws or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (ii) contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which the Company or the Seller is a party, (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Company, or (iv) result in the creation or imposition of any Lien on the Insider Shares.

4.2.5 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 9,035,500 of which shares are issued and outstanding, and 1,000,000 shares of preferred stock, none of which shares are issued and outstanding. All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. Except as contemplated by this Agreement or as disclosed in the Company SEC Documents (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no restrictions on the transfer of the Company’s capital stock other than those arising from securities laws. Except as set forth in this Agreement or in the Company SEC Documents, no Person is entitled to (x) any preemptive or similar right with respect to the issuance of any securities of the Company, or (y) any rights with respect to the registration of any securities of the Company under the 1933 Act.

4.2.6 SEC Filings. As of its filing date, as any such filing may have been amended prior to the date hereof, each Company SEC Document complied, as to form and content in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.2.7 No Undisclosed Material Liabilities. Since September 30, 2018, there has been no material change in the financial condition of the Company. Except as disclosed in the Company SEC Documents, there are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations incurred in the ordinary course of business consistent with past practices since September 30, 2018 or in connection with the transactions contemplated hereby.

4.2.8 Litigation. There is no litigation or other administrative or judicial proceedings pending or, to the Company’s knowledge, threatened against the Company. There are no judgments against the Company.

4.2.9 Tax Obligations. As of the date of this Agreement, the accrued interest earned on the funds held in the Trust Account is sufficient to pay all of the Company’s (i) currently outstanding tax liabilities and (ii) tax liabilities anticipated to be incurred or owed from the date of this Agreement through the closing of a Business Combination.

4.2.10 Finder Agreements. All finder and advisory agreements entered into by the Company prior to the date of this Agreement have been terminated by the Company except for the Business Combination Marketing Agreement, dated November 20, 2017, between the Company and EarlyBirdCapital, Inc., and the Finder’s Agreement, dated April 17, 2018, between the Company and EarlyBirdCapital, Inc.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor makes the representations and warranties contained in this Article 5 to the Company and Seller intending that the Company and Seller rely on each of such representations and warranties in order to induce the Company and Seller to enter into and complete the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, the Investor shall not be deemed to make any other representation or warranty, other than as expressly made by the Investor in this Article 5.

5.1 Existence; Authorization. The Investor is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby is within the Investor’s power and have been duly authorized by all necessary action. This Agreement constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

5.2 Governmental Authorization. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, or foreign, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

5.3 Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Investor, do not and will not (i) contravene, conflict with, or result in a violation or breach of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Investor, (ii) contravene, conflict with, or result in a violation or breach of any provision of any written or oral agreement to which the Investor is a party, or (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Investor is entitled under any provision of any agreement or other instrument binding upon the Investor or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Investor.

5.4 Investment Representations.

5.4.1 Acknowledgment. The Investor understands and agrees that the Insider Shares have not been registered under the 1933 Act or the securities laws of any state of the U.S. and that the transfer of the Insider Shares will be effected in reliance upon one or more exemptions from registration afforded under the 1933 Act.

5.4.2 Investment Purpose. The Investor acknowledges that it is acquiring the Insider Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.4.3 Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Insider Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Insider Shares and, at the present time, is able to afford a complete loss of such investment and the possible cancellation of the Note (as described in Section 7.2 of this Agreement).

5.4.4 Status. The Investor represents and warrants to the Seller that it is an “Accredited Investor” as defined in the rules promulgated under the 1933 Act, and has delivered to the Seller and the Company a completed Investor Questionnaire in the form attached hereto as Exhibit D. Investor understands that the Insider Shares will be transferred to the Investor in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth in this Agreement, in order that the Seller may determine the applicability and availability of the exemptions from registration on which the Seller is relying.

5.5 Information. The Investor has reviewed the Company SEC Documents, including the exhibits thereto. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Seller, the Company and its management. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Insider Shares.

ARTICLE 6

INDEMNIFICATION

6.1 Indemnification by the Seller. From and after the date of this Agreement, the Seller shall indemnify, defend and hold harmless the Investor, the Company and their respective officers, directors, shareholders, members, managers, employees, agents and Affiliates and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty or expense or action in respect of such matters (collectively referred to as “Indemnified Damages”), occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Seller contained in this Agreement or any other agreement or certificate provided for in this Agreement.

6.2 Indemnification by the Company. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless the Investor and its respective officers, directors, shareholders, members, managers, employees, agents and Affiliates and its successors and assigns against any Indemnified Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Company contained in this Agreement or any other agreement or certificate provided for in this Agreement.

6.3 Indemnification by the Investor. From and after the date of this Agreement, the Investor shall indemnify defend and hold harmless Seller, the Company and their respective officers, directors, shareholders, members, managers, employees, agents and Affiliates and their respective successors and assigns against any Indemnified Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Investor contained in this Agreement or any other agreement provided for in this Agreement.

6.4 Notice of Indemnification. Upon receipt by an indemnified party of notice of the commencement against it of any action involving a claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Article 6, shall promptly notify in writing the indemnifying party of such commencement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Article 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld). The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld).

6.5  Limitations on Indemnification. Absent fraud, no indemnified party shall be entitled to recover from an indemnifying party for, and the indemnified parties waive any right to recover, punitive, special, indirect, exemplary, and consequential damages (including lost income, revenue or profits, multiples of earnings, or any diminution in value) arising in connection with or with respect to any claim under this Agreement.

ARTICLE 7

COVENANTS

7.1 Assignment of Registration Rights. The Seller hereby conditionally assigns to the Investor the Seller’s rights and obligations under that certain Registration Rights Agreement dated as of November 20, 2017 among the Company and each of the parties executing a signature page thereto with respect to the Insider Shares being transferred hereunder, but shall retain all such rights with respect to any securities not being transferred to the Investor including the Private Units.

7.2 Extensions. The Seller agrees to take all actions reasonably necessary to extend the period of time the Company has to consummate a Business Combination up to two times, at the direction of the Investor, for an aggregate of up to six months (the “Extensions”), including notifying the Trustee of the intent to obtain, and fund, the Extensions. The Investor will loan the Company the funds necessary to obtain the Extensions when required by the Trust Agreement and the Prospectus (the “Extension Funds”), and the Extension Funds shall be deposited into the Trust Account as required by the Company’s Amended and Restated Certificate of Incorporation; provided however the Company shall receive the Extension Funds for the first extension no later than November 20, 2018. Such loan will be evidenced by a promissory note (“Note”) in form reasonably satisfactory to the Investor. The Note shall be non-interest bearing and shall be payable upon consummation of any Business Combination. If the Company does not consummate a Business Combination, the Note (including without limitation any Business Combination Expenses loaned by the Investor to the Company as provided in Section 7.3 below) will be cancelled and any outstanding indebtedness thereunder forgiven except to the extent of any funds held outside of the Trust Account after paying all other fees and expenses of the Company incurred prior to the date of such failure to so consummate a Business Combination, including without limitation any Non-Business Combination Related Expenses.

7.3 Investor Introduced Target Business. Investor has introduced Seller and the Company to the Introduced Target. Promptly after the date hereof, the Company will work expeditiously towards the negotiation, preparation and execution and delivery of definitive documentation with respect to a Business Combination with the Introduced Target. The Investor agrees to loan to the Company the funds necessary to pay all expenses incurred by the Company in connection with, and in order to consummate, a Business Combination with the Introduced Target, including but not limited to, accounting, legal, advisory and financial printer fees (the “Business Combination Expenses”), upon presentment of proper invoices evidencing such expenses. The amount of any such loans shall be added to the Note.

7.4 Exclusivity; Alternative Transaction. If the Company is unable to enter into definitive documentation for a Business Combination with the Introduced Target for any reason, the Investor will use its best efforts to locate an alternative target business for the Company to consummate a Business Combination with (“Alternative Target”) and the Company will work expeditiously towards consummating a Business Combination with the Alternative Target. Notwithstanding anything contained herein to the contrary, this Agreement will not, in any way, limit the Company’s ability to have discussions or negotiations regarding, work or perform due diligence on any alternative transaction at any time; provided that upon execution of definitive documentation with respect to a Business Combination with the Introduced Target or an Alternative Target, the Company will cease all activities relating to an alternative transaction. Further, subject to any fiduciary duty obligations of the members of the board of the Company, the Company will not execute any letter of intent, term sheet, memorandum of understanding or definitive agreement with a target business other than the Introduced Target or an Alternative Target without the prior consent of the Investor.

7.5 Non-Business Combination Related Expenses. The Seller agrees to loan the Company the funds necessary to pay the expenses of the Company other than the Business Combination Expenses through the closing of a Business Combination when and as needed in order for the Company to continue in operation (the “Non-Business Combination Related Expenses”). Upon consummation of a Business Combination, up to $200,000 of the Non-Business Combination Related Expenses (the “Non-Business Combination Expense Cap”) will be repaid by the Company to the Seller provided that the Company has funds available to it sufficient to repay such expenses as well as to pay for all stockholder redemptions, all Business Combination Expenses, repayment of the Note, and any funds necessary for the working capital requirements of the Company following closing of the Business Combination. Any remaining amounts in excess of the Non-Business Combination Expense Cap will be forgiven. If the Company does not consummate a Business Combination, all outstanding loans made by the Seller to cover the Non-Business Combination Related Expenses will be forgiven.

7.6 Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof.

ARTICLE 8

MISCELLANEOUS

8.1 Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, email, facsimile (with confirmation of receipt by intended recipient and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

To the Seller:	Big Rock Partners Sponsor, LLC 2645 N. Federal Highway, Suite 230 Delray Beach, Florida 33483 Attn: Richard Ackerman Facsimile: Email: rackerman@bigrockpartners.com

To the Company:	Big Rock Partners Acquisition Corp. 2645 N. Federal Highway, Suite 230 Delray Beach, Florida 33483 Attn: Lori Wittman Facsimile: Email: lwittman@bigrockpartners.com

In either case, with a copy to:	Akerman LLP 350 East Las Olas Boulevard, Suite 1600 Ft. Lauderdale, FL 33301 Attn: Teddy Klinghoffer Facsimile: 305-349-4805 Email: teddy.klinghoffer@akerman.com

To the Investor:	The Lending Group c/o David Nussbaum EarlyBirdCapital, Inc. 366 Madison Avenue 8th Floor New York, NY 10017 Facsimile: Email:

With a copy to:	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attn: David Alan Miller, Esq. Facsimile: (212) 818-8881 Email: dmiller@graubard.com

All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party(ies), with the copies indicated, as provided in this Section.

8.2 Entire Agreement. This Agreement contains the sole and entire binding agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements among them.

8.3 Amendment. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the parties affected by the amendment or modification.

8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, heirs, successors and permitted assigns.

8.5 Waiver. Waiver by any party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

8.6 Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

8.7 Construction. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all parties have engaged in the drafting of this Agreement, no presumption of construction against any party shall apply.

8.8 Section References. All references contained in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed also to refer to all subsections of such Sections, if any.

8.9 Severability. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

8.10 Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any party without the written consent of all other parties; provided, however, the Investor may assign this Agreement to an Affiliate or Affiliates of the Investor so long as the Investor remains responsible for its obligations hereunder.

8.11 Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New York, without application of conflicts of law principles.

8.12 Attorneys’ Fees. Each of the parties shall pay its respective attorneys’ fees and expenses for the negotiation and preparation of this Agreement and the other agreements contemplated by this Agreement. If any legal action or other proceeding relating to this Agreement, the agreements or transactions contemplated hereby, or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorney's fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled.

8.13 Public Disclosure. No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other parties; provided, however, that notwithstanding the foregoing, each party shall be permitted to make required filings with the SEC. With respect to the press release and Form 8-K to be filed in connection with this transaction, as well as all press releases and documents to be filed in connection with any Business Combination, the Company shall provide the Seller and the Investor with a copy of such release and/or document in advance and a reasonable opportunity to comment thereon.

8.14 Execution in Counterparts; Electronic Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

8.15 Trust Account Waiver. Notwithstanding anything contained herein to the contrary, unless and until the consummation of any Business Combination, Investor (i) waives any right, title, interest or claim of any kind in or to any monies in the Trust Account and (ii) agrees that it will not seek recourse against the Trust Account for any reason whatsoever.

[Remainder of page intentionally left blank; signature page to follow.]

The parties have executed this Agreement as of the date set forth above.

/s/ Richard Ackerman
Name: Richard Akerman Title: Managing Member

/s/ Lori Wittman
Name: Lori Wittman Title: Chief Financial Officer

/s/ David M Nussbaum
Name: David M Nussbaum Title:

Exhibit A

See Exhibit 10.2 to the Form 8-K

Exhibit B

See Exhibit 10.3 to the Form 8-K

Exhibit C

See Exhibit 10.4 to the Form 8-K

Exhibit D

INVESTOR QUESTIONNAIRE

IN CONNECTION WITH YOUR PURCHASE OF SHARES OF COMMON STOCK (THE “SHARES”) OF BIG ROCK PARTNERS ACQUISITION CORP. (THE “COMPANY”), PLEASE INDICATE IF YOU QUALIFY AS AN "ACCREDITED INVESTOR" UNDER ONE OR MORE OF THE FOLLOWING (please check all that apply):

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Any individual whose net worth, or joint net worth with that person’s spouse, at the time of his or her purchase of the Shares, exceeds US$1,000,000. For purposes of calculating net worth under this section, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

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Any individual who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

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Any director or executive officer of the Company. For purposes of this section, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

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Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership (which the parties understand includes a limited liability company) not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

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Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended.

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Any bank, as defined in Section 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity

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Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

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Any insurance company as defined in Section 2(a)(13) of the Securities Act of 1933.

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Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act.

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Any Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

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Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

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Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and either the decision to acquire the Shares has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons who are accredited investors.

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Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

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Any entity in which all of the equity owners are Accredited Investors, as described above.

By signing below, the Investor confirms that the information in this Investor Questionnaire is true, correct and complete.

Name of Investor

By:	Signature

Date: